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                                                                   EXHIBIT 10(e)

[Financo, Inc. LOGO]

                                                               February 21, 2002

Jacobson Stores Inc.
3333 Sargent Road
Jackson, MI 49201

                            Re: Jacobson Stores Inc.

Ladies and Gentlemen:

     This will set forth the understanding and agreement regarding the scope and terms of the retention of Financo, Inc. ("Financo") as investment bankers to Jacobson Stores Inc., as debtor and debtor-in-possession (the "Company").

1.       As investment bankers to the Company, Financo shall:

         1.1 analyze and perform the necessary due diligence on the Company's financial condition, operations, business plan and prospects, as requested by the Company;

         1.2 assist in valuing the assets of the Company, as requested by the Company;

         1.3 assist in raising new investment capital for purposes of funding a plan of reorganization ("POR"), repaying the Company's obligations under its Debtor in Possession Loan in connection with a POR and Security Agreement and/or funding the Company's working capital needs in connection with a POR, as set forth more particularly in paragraph 2 hereof;

         1.4 assist in the sale or other disposition of the Company and/or the Company's various assets, as set forth more particularly in paragraph 2 hereof; and

         1.5 attend meetings, including with the Official Committee of Unsecured Creditors (the "Committee"), as reasonably requested, and share information with the Committee in accordance with any agreed upon protocol between the Company and the Committee.

2. It is understood and agreed that Financo's assignment will be to try and facilitate (a) a New Investment (as defined in paragraph 3.1 hereof), and (b) a Sale transaction (as defined in paragraph 3.2 hereof). A New
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Jacobsen Stores Inc.
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         Investment and a Sale are hereinafter referred to as a "Transaction".
         Unless the Company, through one of its executive officers, otherwise directs Financo in writing, during the first 90 days after the date of this letter, Financo shall solicit Sale Transactions only for the entire Company or all or substantially all of its Assets, and shall not solicit Sale Transactions for less than all or substantially all of its Assets. Towards these ends, the Company hereby authorizes and engages Financo to (a) identify Transaction opportunities and participants; (b) negotiate Transaction opportunities, whether or not identified by Financo; and (c) assist in closing any and all such Transactions. It is understood and agreed that the sole compensation for the services provided by Financo under this Agreement, including the services described in paragraphs 1 and 2, shall be the compensation provided in paragraph 8 and any fee agreed upon by the parties pursuant to paragraph 2.5. In connection with such Transactions, Financo shall:

         2.1 assist with the preparation of descriptive information materials concerning the Company and its various assets (each an "Asset" and collectively the "Assets"), which memorandum(s) shall be provided to prospective investors, acquirers or partners of the Company or its Assets; provided that none of such information will be made available to, or used in discussions with, any third parties or potential investors, acquirers or partners until such information has been approved by the Company and the Company approves, in advance, the disclosure of such descriptive data to the particular person or entity to whom it is proposed to be disclosed;

         2.2 develop, update and review with the Company on an ongoing basis a list of parties which might be interested in entering into a Transaction and initiate contact with such parties;

         2.3 consult with and advise the Company concerning Transaction opportunities that have been identified by Financo or others, and participate on the Company's behalf in negotiations in furtherance of each such opportunity;

         2.4      assist in the consummation of a Transaction;

         2.5 if requested to do so by the Company, at a cost to the Company to be determined by agreement of Financo and the Company, provide a fairness opinion to the Board of Directors of the Company in connection with a Transaction and permit the Company to reproduce it in full, to refer to it and to quote fairly
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                  from it in any disclosure document filed by the Company in connection with such Transaction; provided that Financo shall have the right to review and approve any reference to such fairness opinion, which approval shall not unreasonably be withheld or delayed; and

         2.6 if requested to do so by the Company, testify or appear at any judicial or regulatory hearing or deposition or other appearance in connection with any legal process in connection with services provided pursuant to this Agreement, and the Company will reimburse Financo's expenses for doing so pursuant to paragraph 8.5 and, if the testimony or appearance is not in connection with a Transaction for which Financo has or is expected to receive a fee pursuant to paragraph 8.2 or 8.3, the Company will pay Financo a fee of $1,000 per person per day for such testimony or appearance.

3.       Definitions

         3.1 For the purposes hereof, a "NEW INVESTMENT" shall mean (a) any new investment in the Company's equity in connection with a POR, including without limitation common equity or preferred stock, and (b) any new debt financing, including subordinated or convertible debt, senior debt, and secured debt, or any combination thereof, for purposes of funding a POR, repaying the Company's obligations under its Debtor in Possession Loan and Security Agreement and funding the Company's working capital needs; provided that "New Investment" shall not include any Transaction that also constitutes a "Sale" or any financing with, or agented by, Fleet Retail Finance Inc., any of the lenders party to the Company's Debtor In Possession Loan and Security Agreement or any of their affiliates.

         3.2 For the purposes hereof, a "Sale" shall mean any transaction or series or combination of transactions whereby, directly or indirectly, any amount of the Company's Assets or control of, or a material interest in, the Company is transferred to one or more third parties that were introduced to the Company by Financo, whether by a sale or exchange of capital stock, a sale or exchange of assets, a merger or consolidation, or any similar transaction, but shall not mean

                  1. any transaction in the Company's ordinary course of
                  business,
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                  2. any sale-leaseback or other transaction with respect to the
                  East Grand Rapids, Michigan store with parties contacted by, or who contacted, the Company or its advisors before the date of this letter,

                  3. the closing of any of the Company's stores in Saginaw, Michigan, Columbus or Toledo, Ohio or Clearwater, Osprey or Tampa, Florida and any related sales of assets, including any sales of the related inventory, receivables, real property, furniture, fixtures or equipment,

                  4. any liquidation or other sale of the Company's inventories, furniture, fixtures, equipment or any combination of them at any of its stores pursuant to a "going out of business", store closing or similar theme sale by the Company, through an inventory liquidation agent acting as agent of the Company or otherwise,

                  5. any transaction if Financo breaches its covenant in paragraph 2 that, unless the Company, through one of its executive officers, otherwise directs Financo in writing, during the first 90 days after the date of this letter, Financo shall solicit Sale Transactions only for the entire Company or all or substantially all of its Assets, and shall not solicit Sale Transactions for less than all or substantially all of its Assets, or

                  6. any sale of receivables other than in connection with a transaction involving the sale of all or substantially all of the Company's Assets

                  It is contemplated that a Sale may be effectuated through either (a) a confirmed POR, or (b) a transaction under and pursuant to Section 363 of the United States Bankruptcy Code. The Company acknowledges that, as "Sale" is defined herein, more than one Sale may occur, and Financo shall be due a fee on each Sale transaction as provided for in paragraph 8.3 hereof.

         3.3 AGGREGATE VALUE: Financo's compensation in connection with the consummation of a Transaction shall be based on the "Aggregate Value" thereof.

         3.4 GENERAL: The Aggregate Value of a Transaction shall mean the sum of (i) the value of all cash, securities, contractual arrangements and other property (including contingent consideration) paid or payable, directly or indirectly, by an investor
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Jacobsen Stores Inc.
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                  or acquiring party in connection with such Transaction, and
                  (ii) any indebtedness of the Company (or relating to an Asset) for money-borrowed that is "assumed" (as defined below) in connection with such Transaction. For the purposes of paragraph 3.2(a), the Aggregate Value of a Transaction in a POR context shall be calculated based upon the total value contributed to the Company and/or paid directly to the creditors or other stakeholders by the purchaser in the Sale Transaction or the lender or investor in a New Investment Transaction under such POR and the definitive agreement governing the Transaction.

         3.5 DETERMINING THE VALUE OF NON-CASH CONSIDERATION: The value of any non-cash portion of Aggregate Value, such as securities (whether debt or equity) or other property, shall be determined as provided in the definitive agreement governing the Transaction or, in the absence of such an agreement or provision, as follows: (1) the value of securities that are freely tradable in an established public market will be determined on the basis of the last closing price prior to the consummation of such Transaction; and (2) the value of securities that are not freely tradable or have no established public market, or of property other than securities, shall be the fair market value thereof, determined by agreement of the Company and Financo.

         3.6 DEFINITION OF "ASSUMPTION OF INDEBTEDNESS": Indebtedness of the Company shall be deemed to have been "assumed" if (A) such indebtedness is repaid, assumed or otherwise defeased by an acquirer (or a third party other than the Company), or (B) in connection with a Transaction in the form of a "stock" transaction (e.g., sale of stock, merger, consolidation, etc. involving a sale of all or substantially all of the Company's stock), such indebtedness remains an obligation of the Company (or its successor or assignee) upon consummation of such Transaction. For avoidance of doubt, if a Transaction includes as one of its features a payment, purchase or defeasance of indebtedness at a discount, the amount of indebtedness assumed shall be calculated after reduction by such discount. The term "indebtedness for money-borrowed" shall include all interest-bearing and zero coupon debt, as well as proceeds from factored assets.

4.       Information regarding the Company:
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         The Company shall (a) make available to Financo all information in the
         Company's possession concerning the business, assets, operations and financial condition of the Company and the Assets that Financo reasonably requests in connection with the performance of its duties hereunder, and (b) provide Financo with reasonable access to the Company's officers, directors, employees, accountants and other advisors and agents for the purpose of performing Financo's duties hereunder.

         Financo shall treat all information provided to it by the Company or any of its advisors or developed by Financo based on such information that is not already in the public domain as confidential, and shall not disclose the same to anyone except to potential buyers or investors in accordance with this Agreement and a signed confidentiality agreement or pursuant to an order of the Bankruptcy Court.

5. Financo understands that the Company has filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Bankruptcy Court"). Financo and the Company acknowledge that this Agreement and its effectiveness are subject to the approval of the Bankruptcy Court, and the Company undertakes and agrees as soon as reasonably practicable to take all reasonable actions necessary to procure such approval.

6. In the performance of its services described herein, Financo will conduct such financial review of the business and operations of the Company as Financo and the Company shall agree. In connection therewith, the Company shall make available to Financo all information in the Company's possession concerning the business, assets, operations and financial condition of the Company that Financo reasonably requests in connection with the performance of its duties hereunder. It is understood and agreed that the Company makes no representations to Financo regarding such information, that such information is being provided to Financo "as-is", that Financo cannot and will not make any representations to third parties regarding the same, and that Financo assumes no responsibility whatsoever regarding the same. It is further understood that, in performing under this Agreement, Financo has not assumed, and will not assume, any responsibility for independent verification of any information, data and material so furnished by the Company.

7. Financo's engagement hereunder shall commence on the date hereof, subject to the approval nunc pro tunc of the Bankruptcy Court, and shall
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         continue until termination in accordance with the terms hereof. Subject to the provisions of paragraphs 8 through 12, which shall survive any termination of this Agreement, the Company may terminate Financo's engagement hereunder at any time by giving prior written notice. Notwithstanding the termination of Financo's retention hereunder, Financo shall be entitled to keep and/or receive all the compensation provided for in paragraph 8.1 (if this engagement letter is approved by the Bankruptcy Court), paragraph 8.2 (if the New Investment closes by one year after termination of Financo's retention under this Agreement), paragraph 8.3 (if the Sale closes by one year after termination of Financo's retention under this Agreement), paragraph 8.4 (to the extent accrued through the date of termination of Financo's retention under this Agreement) and paragraph 8.5 (to the extent such expenses are incurred during the term of Financo's engagement under this Agreement), except that Financo shall not be entitled to receive the compensation set forth under paragraph 8.2 or 8.3 hereof in connection with a Transaction with an investor or buyer not identified, solicited by, or in negotiations or discussions with Financo prior to the effective date of Financo's termination; provided, that Financo shall transmit to the Company a list of all potential buyers, lenders and investors contacted by Financo within two business days after a termination.

8. As compensation for the services rendered by Financo hereunder, Financo shall receive the following (subject to the approval of the Bankruptcy Court having jurisdiction over the Company's reorganization case (the "Bankruptcy Court")):

         8.1 A one-time retainer fee in the amount of $100,000 (the "Retainer Fee"), which shall be paid to Financo by the Company upon the approval of this engagement letter by the Bankruptcy Court. The Retainer Fee shall be fully earned when received by Financo and shall not be subject to return, forfeiture or credit.

         8.2 Upon the closing and funding of a New Investment, and contingent on such New Investment actually closing and funding, Financo shall receive additional compensation in the amount of (a) six percent (6%) of the Aggregate Value of any new equity capital raised (including common equity, preferred equity, or convertible preferred equity) in a New Investment,
                  (b) one percent (1%) of the Aggregate Value of any new secured debt capital raised in a New Investment, and (c) three percent (3%) of the Aggregate Value of any other new debt capital raised (including subordinated debt, convertible debt or senior debt) in a New Investment, as applicable. Such additional compensation
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                  shall be paid to Financo, in cash, upon the effective date of a POR involving a New Investment.

         8.3 Upon the occurrence of each Sale, and contingent on such Sale actually closing, Financo shall receive additional compensation, payable in cash at the closing of such Sale, equal to one and one-half percent (1.5%) (1.25% if the Sale is to the party that entered into a confidentiality agreement with the Company before the date of this Agreement) of the Aggregate Value involved in each such Sale (each a "Sale Fee"); provided that Financo shall receive its Sale Fee with respect to any deferred or contingent consideration included as part of the Aggregate Value of such Sale when and if such consideration is actually paid.

         8.4 Financo shall receive an additional fee (the "Additional Fee") of up to $200,000. The Additional Fee shall accrue daily during the period (the "Period") beginning on the one-month anniversary of the date of this Agreement and ending on the earlier of (1) the date Financo's engagement under this Agreement is terminated and (2) the day before the four-month anniversary of the date of this Agreement. The amount of the Additional Fee that will accrue on each day during the Period shall equal $200,000 divided by the number of days from and including the one-month anniversary of the date of this Agreement through and including the day before the four-month anniversary of the date of this Agreement. The Company shall pay the Additional Fee to Financo in cash within five business days after the end of the Period. Any Additional Fee actually paid to Financo shall be credited against, and shall reduce, any fee otherwise payable under paragraph 8.2 or 8.3, and any fee actually paid to Financo under paragraph 8.2 or 8.3 shall be credited against, and shall reduce, any Additional Fee otherwise payable under this paragraph.

         8.5 Reimbursement for all reasonable out-of-pocket expenses incurred in connection with this engagement; provided that Financo obtains the Company's prior approval, through one of its executive officers, for any expense in excess of $1,000. Out-of-pocket expenses shall include, without limitation, counsel fees and disbursements (if such counsel was retained with the written approval of the Company), travel and lodging expenses, outside database charges or outside word processing charges, communication charges, courier services and other customary and reasonable expenses.

         8.6      The Company has no obligation to discuss, negotiate, enter into or
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Jacobsen Stores Inc.
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                  close any Transaction and shall have the right to reject any proposed Transaction or to terminate negotiations with respect to any Transaction at any time. If a Transaction does not close or is not consummated, no fee or other compensation under paragraph 8.2 or paragraph 8.3 will be payable to Financo with respect to the Transaction regardless of whether the failure to close or consummate is due to any action or failure to act on the Company's part or on the part of the Company's shareholders or creditors, the bankruptcy trustee, the Bankruptcy Court, or the prospective other party to the Transaction. The Company has the right to enter into, or permit to exist, any agreement or arrangement pursuant to which a third party is entitled to a fee for selling any of its assets.

9. Except as otherwise provided in this Agreement, no one other than the Company is authorized to rely upon this engagement of Financo or any statements by or advice or conduct of Financo, except that Financo agrees that the Company may make available to the Company's secured lenders, the Committee and any other party designated by the Company in writing to Financo any work product prepared for the Company (and shall make such work product available to the Committee), it being understood that Financo is being retained only by the Company and shall not owe any obligations or responsibilities to, nor be in privity with, any of such other parties. Except as otherwise provided in this Agreement or required by applicable law, any advice to be provided by Financo under this Agreement shall not be disclosed publicly or made available to third parties without the prior written approval of Financo.

10. Following the completion of its engagement hereunder, Financo shall have the right to place advertisements in financial and other newspapers and journals, at its own expense, describing its services to the Company hereunder, subject to the approval of the Company, which approval shall not be unreasonably withheld.

11. This Agreement shall be deemed to have been made and entered into in the State of New York. This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's rules concerning conflicts of laws. The parties hereto hereby agree that all claims or causes of action arising out of this Agreement or any of the agreements or transactions contemplated hereby shall be heard and determined by the Bankruptcy Court. Each of the parties hereto hereby consents to the service of process in any such suit, action or proceeding by the mailing of copies thereof by registered or
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         certified mail, postage prepaid, to its address set forth above [NEED
         FINANCO ADDRESS ABOVE], such service to become effective ten (10) days after mailing. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED.

12. This letter shall constitute the entire agreement between the parties hereto. This Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Financo and any Indemnified Person. This Agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument. This Agreement may not be amended or modified except in writing. The foregoing Agreement shall be in addition to any rights that Financo may have at common law or otherwise.

         If the foregoing correctly sets forth the understanding and agreement between Financo and the Company, please sign in the space indicated below.

                                                FINANCO, INC.

                                                BY:   /s/  William M. Smith
                                                    -------------------------


ACCEPTED AND AGREED TO:

JACOBSON STORES INC.

BY:   /s/  Paul W. Gilbert
    --------------------------------